                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934
                                (Amendment No. )

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                              GLOBAL OUTDOORS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
          1)      Title of each class of securities to which transaction applies

         -----------------------------------------------------------------------
          2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
          4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
          5) Total fee paid:

         -----------------------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.
[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.
          1) Amount Previously Paid:

             -------------------------------------------------------------------
          2) Form, Schedule or Registration Statement No.:

             -------------------------------------------------------------------
          3) Filing Party:

             -------------------------------------------------------------------
          4) Date Filed:

             -------------------------------------------------------------------

                              GLOBAL OUTDOORS, INC.
                      43445 BUSINESS PARK DRIVE, SUITE 113
                           TEMECULA, CALIFORNIA 92590


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        TO BE HELD ON MONDAY JUNE 23, 2003 AT 10:00 A.M., CALIFORNIA TIME

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Global Outdoors, Inc. (the "Company"), will be held at the Embassy Suites Hotel at 29345 Rancho California Road, Temecula, California 92591, telephone number
(909) 676-5656, on Monday June 23, 2003 at 10:00 a.m., California time, for the following purposes which are more fully described in the accompanying Proxy
Statement:

         1.       To elect to the Board three directors.

         2. To consider and vote upon a proposal to change the name of the Company to Outdoor Channel Holdings, Inc.

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on April 30, 2003, as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof.

                                    By Order of the Board of Directors




                                    GLOBAL OUTDOORS, INC.
                                    Perry T. Massie, Chairman of the Board

Temecula, California
May 19, 2003

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

                              GLOBAL OUTDOORS, INC.
                      43445 BUSINESS PARK DRIVE, SUITE 113
                           TEMECULA, CALIFORNIA 92590

                                 PROXY STATEMENT

                                       for
                         Annual Meeting of Stockholders

                                  June 23, 2003


To the Stockholders of Global Outdoors, Inc.:

         The enclosed Proxy is being solicited on behalf of the Board of Directors of Global Outdoors, Inc., an Alaska corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the Embassy Suites Hotel, 29345 Rancho California Road, Temecula, California 92591, telephone number (909) 676-5656, on Monday June 23, 2003 at 10:00 a.m., California time, and at any and all adjournments or postponements thereof.

         This Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2002, including financial statements, are being mailed on or about May 19, 2003 to all shareholders entitled to vote at the Meeting.


VOTING AT THE MEETING

         The shares of common stock of the Company, $.02 par value (the "Common Stock"), constitute the only outstanding class of voting securities of the Company. A total of 5,369,098 shares of the Company's Common Stock were outstanding on April 30, 2003, which has been fixed as the record date (the "Record Date") for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting. With respect to each proposal to be voted at the Meeting, each shareholder will be entitled to one vote for each share of Common Stock held of record on the Record Date. The three nominees receiving the highest number of votes "FOR" a director will be elected as directors. The affirmative vote of a majority of the outstanding shares entitled to vote is required for the adoption of the proposal to change the name of the Company to Outdoor Channel Holdings, Inc. Abstentions and broker non-votes will be counted as votes against the proposal to change the name of the Company. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.


REVOCABILITY OF PROXY

         Any proxy given pursuant to this solicitation may be revoked or superseded by the person giving it by executing a later dated proxy or by giving notice of revocation to the Company in writing prior to or at the Meeting or by attending the Meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement and "FOR" each of the other proposals listed herein.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including costs incurred in connection with the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to the Company's shareholders in relation to the Annual Meeting. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.


SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT MEETING

         Proposals of shareholders that are intended to be presented by such shareholders at the Company's 2004 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no later than January 21, 2004, in order to be considered for inclusion in the Company's proxy statement relating to that meeting. All such proposals must be in writing and mailed by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 may be brought before the annual meeting if they are submitted to the Company no earlier than January 25, 2004 and no later than February 24, 2004.


                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 30, 2003 by each director of the Company, each executive officer of the Company and The Outdoor Channel, Inc. ("The Outdoor Channel" or "Channel') named in the Summary Compensation Table set forth below (collectively, the "Named Executive Officers"), other executive officers of the Company and The Outdoor Channel, each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, and all directors and executive officers of the Company as a group. Except as otherwise indicated below, the Company believes that each person listed below has sole voting and investment power with respect to the shares owned, subject to applicable community property laws.


            NAME AND ADDRESS OF BENEFICIAL
            OWNER OR IDENTITY OF GROUP (1)                SHARES BENEFICIALLY  OWNED (2)
-------------------------------------------------------   ------------------------------
                                                             NUMBER            PERCENT
                                                             ------            -------
Wilma M. Massie (3)...............................            1,731,326            32%

Perry T. Massie (4)...............................            1,628,316            29%

Thomas H. Massie (5)..............................            1,626,516            29%

Richard K. Dickson II (6).........................              461,550             8%

Mark C. Corcoran (7)..............................               21,000            <1%

Andrew J. Dale (8)................................               25,100            <1%

Jacob J. Hartwick (9).............................               20,112            <1%

Wade E. Sherman...................................                  100            <1%

Amy L. Hendrickson (10)...........................                2,500            <1%

All directors and executive
officers as a group (8 persons) (11)..............            3,785,194             67%

-------------

(1) The address of each shareholder is c/o Global Outdoors, Inc., 43445 Business Park Dr., Suite 113, Temecula, California 92590.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 30, 2003, are deemed outstanding for computing the percentage of the persons holding such options but are not deemed outstanding for computing the percentage of any other person. More than one person may be deemed to be a beneficial owner of the same securities as determined in accordance with the rules of the SEC. Executive officers of the Company and The Outdoor Channel who do not have a beneficial ownership in the Common Stock of the Company are not listed.

(3) Includes 95,000 shares subject to options from the Company exercisable within 60 days of April 30, 2003 and shares held in trusts. As indicated below, Wilma M. Massie has granted options to purchase a portion of her shares to Perry T. Massie, Thomas H. Massie and Richard
         K. Dickson.

(4) Includes 85,000 shares subject to options from the Company and 224,000 shares subject to options from Wilma M. Massie exercisable within 60 days of April 30, 2003, shares owned by Mr. Massie's wife and in trusts.

(5) Includes 85,000 shares subject to options from the Company and 224,000 shares subject to options from Wilma M. Massie exercisable within 60 days of April 30, 2003, shares owned by Mr. Massie's wife and in trusts.

(6) Includes 85,000 shares subject to options from the Company and 300,000 shares subject to options from Wilma M. Massie exercisable within 60 days of April 30, 2003.

(7) Includes 21,000 shares subject to options from the Company exercisable within 60 days of April 30, 2003.

(8) Includes 20,000 shares subject to options from the Company exercisable within 60 days of April 30, 2003.

(9) Includes 20,000 shares subject to options from the Company exercisable within 60 days of April 30, 2003.

(10) Includes 2,500 shares subject to options from the Company exercisable within 60 days of April 30, 2003.

(11) Includes directors' and executive officers' shares listed above, including 316,500 shares subject to options from the Company and 748,000 shares subject to options from Wilma M. Massie exercisable within 60 days of April 30, 2003.


         The following table sets forth certain information regarding the beneficial ownership of the Common Stock of our indirect majority-owned subsidiary, The Outdoor Channel, as of April 30, 2003 by each director of the Company, each Named Executive Officer of the Company, each director and executive officer of The Outdoor Channel, each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of The Outdoor Channel, and all directors and executive officers of The Outdoor Channel as a group. Except as otherwise indicated below, the Company believes that each person listed below has sole voting and investment power with respect to the shares owned, subject to applicable community property laws.

Name and address of beneficial                          Shares Beneficially
owner or identity of group(1)                                Owned (2)
-----------------------------                           ----------------------
                                                        Number         Percent
                                                        ------         -------
Gold Prospector's Association of
America, Inc. (3)................................     8,817,916          84%

Elizabeth J. Sanderson-Burke (4).................       870,755          8%

Ray V. Miller (5)................................       644,966          6%

Jerry R. Berglund (6)............................       412,602          4%

Andrew J. Dale (7)...............................       260,000          2%

Perry T. Massie (8)..............................       209,934          2%

Thomas H. Massie (9).............................       207,684          2%

Wilma M. Massie (10).............................       208,850          2%

Richard K. Dickson II (11).......................       217,934          2%

Jacob J. Hartwick (12)...........................       206,000          2%

Wade E. Sherman (13).............................       100,000          1%

Amy L. Hendrickson (14)..........................         6,000          <1%

All directors and executive officers as a
group (11 persons) (15)..........................     3,344,725          26%


-------------

(1) The address of each shareholder is c/o The Outdoor Channel, Inc., 43445 Business Park Dr., Suite 103, Temecula, California 92590.

(2) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 30, 2003, are deemed outstanding for computing the percentage of the persons holding such options but are not deemed outstanding for computing the percentage of any other person. More than one person may be deemed to be a beneficial owner of the same securities as determined in accordance with the rules of the SEC. Executive officers of the Company or The Outdoor Channel who do not have a beneficial ownership in The Outdoor Channel's Common Stock are not listed.

(3) Gold Prospector's Association of America, Inc. is 100% owned by Global Outdoors, Inc.

(4) Includes 500,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 30, 2003 and shares held in various trusts. She is a director of The Outdoor Channel.

(5) Includes 400,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 30, 2003 and 50,000 shares owned by Ray Miller's wife. He is a director of The Outdoor Channel.

(6) Includes 200,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 30, 2003 and 110,000 shares owned by Jerry Berglund's wife and four children. He is a director of The Outdoor Channel.

(7) Includes 250,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 30, 2003.

(8) Includes 200,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 30, 2003. He is a director of The Outdoor Channel.

(9) Includes 200,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 30, 2003. He is a director of The Outdoor Channel.

(10) Includes 200,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 30, 2003. She is a director of The Outdoor Channel.

(11) Includes 200,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 30, 2003. He is a director of The Outdoor Channel.

(12) Includes 200,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 30, 2003.

(13) Includes 100,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 30, 2003.

(14) Includes 6,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 30, 2003.

(15) Includes directors' and executive officers' shares listed above, including 2,456,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 30, 2003.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Currently, there are three (3) members of the Board of Directors. Directors are elected at each annual shareholders' meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the three (3) nominees named below.

         The three (3) nominees listed below are presently directors of the Company. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

         The names and certain information concerning the three (3) nominees for election as directors are set forth below.


         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

                  NAME           AGE             POSITION WITH THE COMPANY
                  ----           ---             -------------------------

         Perry T. Massie          40        Chief Executive Officer, President,
                                            Chairman of the Board, Co-President
                                            and Chairman of the Board of The
                                            Outdoor Channel

         Thomas H. Massie         38        Executive Vice President, Secretary
                                            and Vice Chairman of the Board

         Richard K. Dickson II    57        Chief Operating Officer, Chief
                                            Financial Officer, General Counsel
                                            and Director


         PERRY T. MASSIE has served as Chief Executive Officer of the Company since 1986 and has served as President and Chairman of the Board since 1994. He has served as a director since 1984 and was founder of the Company in 1984. From 1986 until 1996, Mr. Massie served as Chief Financial Officer of the Company. He has been the Managing Editor of the Gold Prospector Magazine since 1988. Mr. Massie has served as Co-President of The Outdoor Channel since 1998 and Chairman of the Board since 1994. He is the host of the "Prospecting America Show." Mr. Massie earned a Bachelor of Science degree in Mining Engineering from the University of Alaska, Fairbanks. Perry T. Massie is the brother of Thomas H. Massie.

         THOMAS H. MASSIE has served as Secretary and a director of the Company since 1984. Mr. Massie was a founder of the Company in 1984. He has served as Executive Vice President of the Company and the President of Gold Prospectors' Association of America, Inc. since 1994 and Vice Chairman since 1999. Mr. Massie is the host of the "Gold Fever Show." He attended the University of Alaska, Fairbanks, studying business administration. Thomas H. Massie is the brother of Perry T. Massie.

         RICHARD K. DICKSON II has served as Chief Operating Officer since 1999 and as Chief Financial Officer since 2000. He has served as General Counsel and a director of the Company since 1994. Mr. Dickson was a founder of the Company in 1984. From 1994 to 1999 he was Senior Vice President of the Company. From 1984 until 1994, Mr. Dickson served as the Company's corporate counsel and has been a practicing attorney, specializing in corporate and securities law, with his own firm from 1979 to 1997. Mr. Dickson served as an attorney with the California Department of Corporations from 1976 to 1979. He served as a staff accountant for Arthur Young and Company (now Ernst & Young) from 1971 to 1972. Mr. Dickson earned a Bachelor of Science degree in Business Administration from the University of California at Berkeley, a Masters in Business Administration from the University of Southern California and a law degree from the University of the Pacific.


OTHER EXECUTIVE OFFICERS OF THE COMPANY AND THE OUTDOOR CHANNEL

         ANDREW J. DALE, 48, has served as Chief Executive Officer and Co-President of The Outdoor Channel since 1998. He was Chief Operating Officer of The Outdoor Channel from November 1997 to 1998. From 1994 to 1997, Mr. Dale was Senior Vice President Operations of The Outdoor Channel. From 1990 to 1993, he was a video and television consultant to both Global Outdoors, Inc. and The Outdoor Channel. From 1989 to 1994, Mr. Dale was a production manager at Vidfilm Services, a major Hollywood post-production facility, whose clients include Disney, MCA, Columbia and a host of other major studios. Mr. Dale was born and raised in the United Kingdom.

         JACOB J. HARTWICK, 49, has served as Executive Vice President of The Outdoor Channel since 1997. From 1994 through 1999, he was Vice President of Sales and Promotions of the Company. From 1994 to 1997, Mr. Hartwick was Vice President Sales and Promotions of The Outdoor Channel. From 1991 to 1994, he served as a Vice President of the Company. From 1986 through 1991, Mr. Hartwick served in various sales, marketing and administrative positions with Global Outdoors and its subsidiaries.

         WADE E. SHERMAN, 32, has been Vice President of Business Development of The Outdoor Channel since 1997. In 1996, he was hired by The Outdoor Channel as an Advertising Sales Representative and was promoted to Director of Advertising Sales in July 1996. From 1995 to 1996, Mr. Sherman was an Advertising Sales Representative for Comcast Cablevision. From 1994 to 1995, he worked at radio station KMNY, as a news anchor and an advertising sales representative. From 1993 to 1994, he worked part-time at radio station KMNY. He earned a B.S. Degree in Television/Film from California State University at Fullerton.

         MARK C. CORCORAN, 40, has served as the Controller of the Company since 2001. From 1999 to 2001, he served as Assistant Controller at McBride Electric, Inc, a nation-wide electrical service company with about 800 employees and 14 offices. From 1998 to 1999, Mr. Corcoran served as Controller for International Art Publishers, an art publisher for various artists. From 1996 to 1998, he served as Controller for GilFranco Cigar Company, a cigar wholesaler. Mr. Corcoran has over 17 years of accounting experience, mostly as Controller, in several types of industries: boat sales and service, cigar wholesaler, international art dealer, software designer, electronics manufacturer, insurance agency, RV sales and service, and manufactured home dealer. Mr. Corcoran is an active member of the Broadcast Cable Financial Management Association and Cable Television Administration and Marketing Association. He is a member of the Boy Scouts of America, Knights of Columbus, The National Rifle Association and is actively involved in community service. Mr. Corcoran earned a B.S. degree in Business Administration with an emphasis in Accounting from California State University of Long Beach.

         AMY L. HENDRICKSON, 32, has been Vice President Affiliate Sales and Marketing of The Outdoor Channel since 1999. From 1998 to 1999, she served as Director of Affiliate Sales and Marketing for the Channel. From 1997 to 1998, Ms. Hendrickson worked in the national sales department of a broadcast station owned by Cox Communications. From 1994 to 1997, she was a Traffic Manager for a pair of broadcast stations owned by Clear Channel Communications. Ms. Hendrickson is an active member of the Cable Television Administration and Marketing Society and Women in Cable and Telecommunications. She attended Eastern Michigan University where she studied Political Science and Communications.

         GREGORY M. HARRIGAN, 40, has served as Vice President of Advertising Sales since April 2003. The Outdoor Channel hired Mr. Harrigan in 2002 as Director of Advertising Sales. Prior to joining the Outdoor Channel, Mr. Harrigan worked for Comcast from 1994 to 2001 in the Advertising Sales division, most recently as Advertising Sales Manager. Mr. Harrigan completed the Comcast Corporate Leadership Training program in 1998. He earned a B.A. degree in English Literature from the University of California at Berkeley.

BOARD MEETINGS

         The Board of Directors of the Company took action by unanimous written consent or held meetings eleven (11) times during the fiscal year ended December 31, 2002. Each incumbent Director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he served. The Company has a Disclosure Controls and Procedures Committee consisting of Perry T. Massie, Thomas H. Massie, Richard K. Dickson II, Andrew J. Dale, Mark C. Corcoran and Wade E. Sherman. The Company does not have any other standing committees. There are presently three members of the Board of Directors who are Perry T. Massie, Thomas H. Massie and Richard K. Dickson II. The Company's Articles of Incorporation, as amended, authorize the Board of Directors to be increased to a maximum of nine directors.


COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth compensation received for the fiscal years ended December 31, 2002, 2001 and 2000 by the Company's Chief Executive Officer, and the Company's and The Outdoor Channel's four most highly-compensated executive officers who were serving as executive officers at the end of fiscal 2002 and whose salary and bonus exceeded $100,000 for fiscal year 2002 (collectively, the "Named Executive Officers"):



                                                   SUMMARY COMPENSATION TABLE
                                                   --------------------------
                                                      Annual Compensation               Long Term Compensation
                                             -------------------------------------    ---------------------------
                                                                      Other Annual     Restricted     Securities
                                                                      Compensation    Stock Awards    Underlying       All Other
   Name and Principal Position      Year     Salary($)    Bonus($)         ($)          ($) (1)       Options/SARS   Compensation(2)
   ---------------------------      ----     ---------    --------         ---        ------------    ------------   -------------
Perry T. Massie, CEO                2002      138,680       44,675              -        4,500            -             7,113
                                    2001      137,000       39,539         16,231            -            -             3,807
                                    2000      101,000       16,480          2,250        8,584            -               -

Thomas H. Massie, Executive VP      2002      137,000       35,570              -        4,500            -             7,113
                                    2001      137,000       39,539         16,231            -            -             4,487

Richard K. Dickson II, COO and      2002      138,959       19,305              -        4,500            -             8,808
   CFO                              2001      120,000       28,095         14,089            -            -             1,919
                                    2000      120,000       14,043          2,250        8,584            -               -

Andy Dale, CEO and                  2002      132,000       48,750              -            -            -               -
  Co-President - Channel            2001      132,000       43,468              -            -            -             8,773
                                    2000      104,000       36,407              -       10,000            -             5,532

Wade Sherman, Vice President-       2002      126,000       44,600              -            -            -             8,314
  Channel                           2001      126,000       34,775              -            -            -             3,582
                                    2000      151,445       11,375              -            -            -               -


         (1) The restricted stock awards consist of Common Stock in The Outdoor Channel. In 2002, Messrs. P. Massie, T. Massie and Dickson were paid 1,350 shares of Common Stock in The Outdoor Channel as compensation for The Outdoor Channel Board of Directors meetings in 2000.

         (2) Payments to the Company's or The Outdoor Channel's 401 K plans and life insurance premiums.

                             AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                                       AND FISCAL YEAR-END OPTION VALUES

                                                           Number of Securities             Value of Unexercised
                                                      Underlying Unexercised Options      in-the-Month Options at
                                                          at Fiscal Year-End (#)            Fiscal Year-End ($)
                              Shares
                           Acquired on     Value
Name                       Exercise (#)  Realized ($)   Exercisable    Unexercisable     Exercisable   Unexercisable
----                       ------------- ------------   -----------    -------------     -----------   -------------
Perry T. Massie                 -              -          85,000             -            $501,250           -

Thomas H. Massie                -              -          85,000             -             501,250           -

Richard K. Dickson II           -              -          85,000             -             465,000           -

Andy Dale                       -              -          20,000             -             120,000           -

Wade Sherman                    -              -             -               -                -              -


---------------

         The exercise price of the options listed above for Messrs. Perry T. Massie and Thomas H. Massie are $2.25 per share for 50,000 shares and $2.50 per share for 35,000 shares. The exercise price of the options listed above for Mr. Dickson is $2.25 for 25,000 shares and $3.00 for 60,000 shares. The exercise price of the options listed above for Mr. Dale is $2.25. The Closing Price of the Company's Common Stock at 2002 fiscal year-end was $8.25 per share.

         No stock options were granted to any of the Named Executive Officers during fiscal 2002.


DIRECTOR'S FEES

         The directors of the Company are also executive officers of the Company. For 2002, directors were not compensated separately or reimbursed for expenses incurred in attending meetings of the Board of Directors.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Based solely upon its review of the copies of reports furnished to the Company, or representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company's Common Stock with respect to the Company's fiscal year ended December 31, 2002, were satisfied.


BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors has responsibility for matters that would be handled by the Compensation Committee if the Company had such a committee. The Company considers services rendered, nature of the services, quality of performance, past practice, conservation of cash and amount of present stock ownership in determining executive compensation. The Company desires to encourage performance by stock ownership.

EMPLOYMENT CONTRACTS

         As of December 31, 2002 the Company had an employment contract with Richard K. Dickson II, its Chief Operating Officer (See "Certain Relationships and Related Transactions," herein).


AUDIT FEES

         The aggregate fee billed the Company by its auditor, J. H. Cohn LLP, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB for the fiscal year were $64,000.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees billed by J. H. Cohn LLP for services rendered to for information technology services relating to financial information system design and implementation for the fiscal year ended December 31, 2002.


ALL OTHER FEES TO AUDITOR

         The aggregate fees billed by J. H. Cohn LLP for services rendered to the Company, other than the services described above under "Audit Fees," for the fiscal year ended December 31, 2002 were $23,000. The Board has considered whether the provision of services for "all other fees to auditor" is compatible with maintaining the independence of J. H. Cohn LLP.

REPORT OF THE BOARD OF DIRECTORS

         The Board of Directors has reviewed and discussed the financial statements with management. The Board has discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61, COMMUNICATIONS WITH AUDIT COMMITTEES.

         The Board has received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board, Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES.

         Based upon the Board's discussions and reviews described above, the Board approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 filed with the SEC.

                                  PROPOSAL TWO

                            CHANGE OF CORPORATE NAME


         The Board of Directors of the Company has proposed to amend the Articles of Incorporation of the Company to effect a change of the Company's corporate name to Outdoor Channel Holdings, Inc. The complete text of the amendment is set forth below; however, such text, including the new corporate name, is subject to such change as may be required by the Alaska Department of Community and Economic Development.

         PURPOSES OF THE PROPOSED NAME CHANGE. The Board of Directors believes that the name "Outdoor Channel Holdings, Inc." better reflects the scope and focus of the majority of the Company's current and anticipated future business. A significant portion of the Company's recent activities, conducted through its indirect majority-owned subsidiary, The Outdoor Channel, Inc., focus primarily on providing television programming services devoted to traditional outdoor-related activities. Activities conducted by the Company's wholly-owned subsidiaries, such as providing products and services related to recreational gold prospecting, are primarily promoted through programming and advertisements on The Outdoor Channel. Therefore, the Board of Directors believes that changing the corporate name to "Outdoor Channel Holdings, Inc." is appropriate.

         EFFECT OF THE NAME CHANGE. Assuming approval of Proposal Two by the requisite vote of the shareholders, an amendment to the Company's Articles of Incorporation will be filed with the Department of Community and Economic Development, Corporations Section, of the State of Alaska as promptly as practicable after the Meeting and the name change will become effective on the date of such filing. Without any further action on the part of the Company or the shareholders, after the name change, the Company's name shall be Outdoor Channel Holdings, Inc. and the outstanding shares of the Company's Common Stock shall be deemed to be shares of Common Stock of Outdoor Channel Holdings, Inc. The voting and other rights that presently characterize the Common Stock will not be altered by the name change.

         If Proposal Two is approved, Article I of the Company's Articles of Incorporation shall be amended to read in its entirely as follows:


                                "ARTICLE I. NAME


         The name of this Corporation is Outdoor Channel Holdings, Inc."


VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to authorize Proposal Two.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE FOREGOING AMENDMENT TO THE ARTICLES OF INCORPORATION.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company is leasing its administrative facilities from Wilma M. Massie, a principal shareholder of the Company and the mother of Perry T. Massie and Thomas H. Massie, under lease agreements currently requiring monthly rent payments of $20,294 of which $12,794 is attributable to a separate lease The Outdoor Channel entered into with the lessor in November 2001 and updated due to changes in square footage as of October 2002. Rent expense for the Company totaled $244,063 and $179,600 for the years ended December 31, 2002 and 2001, respectively. Both leases expire on December 31, 2003.

         As of December 31, 2002 and 2001, the amount owed Wilma M. Massie for two notes payable was $577,950 and $535,234, including accrued interest, respectively. The original maturity dates of the loans from Wilma M. Massie were December 31, 2002 and April 30, 2003 and bear interest from 9.5% to 10%. On March 1, 2003, both notes payable including accrued interest were combined into one unsecured note payable with an interest rate of 8% and the maturity date of the new note was extended to September 31, 2004.

         As of December 31, 2002, the Company owed Wilma M. Massie an additional $14,606, secured by print equipment purchased in May 2001. The Company was paying this obligation at the rate of $5,000 per month including interest at 10%. This loan was paid off in March 2003.

         In January 1998, the Company entered a ten year contract with The Outdoor Channel whereby the Company has the rights to ten hours of programming time and thirty sixty second advertising spots per week. The Company has the option to renew this contract for two five year periods. For the first five years of the contract, the Company paid $7,400 per week to The Outdoor Channel. For the second five years of the contract beginning January 2003, the Company is to pay $11,439 per week to The Outdoor Channel. The Company believes that the contract was initially beneficial to The Outdoor Channel, but is now a significant asset to the Company.

         Perry T. Massie and Thomas H. Massie each have an option to purchase 224,000 shares of the Company owned by Wilma M. Massie. Mr. Dickson has an option to purchase 300,000 shares of the Common Stock of the Company owned by Wilma M. Massie. These options are for a term of ten years and expire in November 2004. The adjusted exercise price is approximately $1.66 per share.

         From 1994 to April 1999, the Company had an agreement with Richard K. Dickson II pursuant to which it paid Mr. Dickson at the rate of $10,000 per month for legal and certain other services. Effective April, 1999, the Company entered into an employment agreement with Richard K. Dickson II, its Chief Operating Officer. The agreement was for one year and pursuant to the agreement, the term of the agreement has been automatically extended for one year terms since then. The current agreement provides for a salary of $11,250 per month. During 2002, all this expense at his current salary has been paid. Prior to 2002, a portion of the compensation was paid each month in cash and the remainder was deferred. The deferred portion may be paid by the Company in cash or shares of the Common Stock of the Company and/or The Outdoor Channel at a future date, at the election of Mr. Dickson. If payments are to be in the form of shares, such payments shall be based on the market value of the shares at the time the services were rendered. Deferred compensation under the agreement totaled $317,750 as of December 31, 2002. If the payment of the entire deferred compensation balance in the form of shares was made at December 31, 2002, the Company and The Outdoor Channel would have been required to issue 134,375 and 125,726 shares, respectively, to satisfy their obligations to Mr. Dickson as of that date. The agreement also provides that Mr. Dickson shall receive options to purchase 60,000 shares of Common Stock at an exercise price of $3.00 per share.

         Perry T. Massie, Thomas H. Massie and Richard K. Dickson II are officers and directors of the Company and The Outdoor Channel, Inc. Wilma M. Massie is a principal shareholder of the Company and a director of The Outdoor Channel, Inc. In December 1997, Messrs. P. Massie, T. Massie, R. Dickson, and Wilma M. Massie were granted options to purchase 200,000 shares, each, of Common Stock in The Outdoor Channel, Inc. The options are exercisable at $1.50 per share and expire on December 31, 2007. At the time of the grants, The Outdoor Channel was selling Common Stock in its private placement at $1.00 per share.

                              INDEPENDENT AUDITORS

         The Board of Directors selected J. H. Cohn LLP ("Cohn"), as the independent auditor to audit the consolidated financial statements of the Company for the year ended December 31, 2002. Cohn previously audited the Company for the years ended December 31, 1998 through 2001. It is not known at this time whether or not a representative of Cohn will be present at the Annual Meeting. In the event a representative is present at the Annual Meeting, he will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. It is the Company's policy not to place the selection of its independent public accountant to a vote of its shareholders.


                                  OTHER MATTERS

         The Company knows of no other matters to come before the Meeting. If any other matter not mentioned in this Proxy Statement properly comes before the meeting, it is the intention of the proxy holders named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                                   CONCLUSION

         The Company encourages your attendance at the Company's Annual Meeting of Shareholders in order to consider and vote upon the proposals set forth herein and any other matters properly brought before such meeting and any adjournment thereof.



May 19,  2003                               By Order of the Board of Directors



                                            Perry T. Massie,
                                            Chairman

         The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 2002, is being mailed concurrently with this Proxy Statement to all shareholders of record as of April 30, 2003. The Annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

         COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, WILL BE PROVIDED TO THE SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, GLOBAL OUTDOORS, INC., 43445 BUSINESS PARK DRIVE, SUITE 113, TEMECULA, CALIFORNIA 92590.

                              GLOBAL OUTDOORS, INC.
                      43445 Business Park Drive, Suite 113
                           TEMECULA, CALIFORNIA 92590
                       (909) 699-4749 o Fax (909) 699-4062






May 19, 2003



Dear Stockholder:

         The Annual Meeting of Common Stockholders of Global Outdoors, Inc. will be held at the Embassy Suites Hotel, at 29345 Rancho California Road, Temecula, California on Monday June 23, 2003 at 10:00 a.m.

         All Stockholders are cordially invited to attend this meeting. Only Stockholders are entitled to vote on matters that are presented at this meeting.

         Global is a diverse entertainment and leisure time company. As you will appreciate by reading the accompanying Annual Report, Global continued its trend of exciting and dynamic growth in 2002.

         Please find enclosed a Notice, Proxy Statement and Proxy for the Annual Meeting. I encourage you to attend the meeting in person. Whether you do so or not, however, I trust that you will read the Proxy Statement enclosed, then complete, sign and date the enclosed Proxy and return it to the address listed above. Please note that Stockholders may vote in person at the meeting, even if you have previously returned the Proxy.


Best regards,



Perry T. Massie
Chairman of the Board

                              GLOBAL OUTDOORS, INC.

              ANNUAL MEETING OF COMMON STOCKHOLDERS - JUNE 23, 2003

                                      PROXY
                                      -----

      The undersigned Common Stockholder of GLOBAL OUTDOORS, INC., an Alaska corporation ("Global"), hereby acknowledges the receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders to be held on Monday June 23, 2003 at 10:00 a.m., at the Embassy Suites Hotel at 29345 Rancho California Road, Temecula, California 92591 telephone number (909) 676-5656, and hereby appoints PERRY T. MASSIE or any other member of the Board of Directors of Global, as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at said Annual Meeting, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock, which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below: (Please mark the appropriate boxes under 1 through 3, below)


      THE BOARD OF DIRECTORS OF GLOBAL UNANIMOUSLY RECOMMENDS A VOTE FOR ALL THE
FOLLOWING PROPOSALS:


1.       Proposal to Elect the following listed Nominees as Directors of Global:
         Perry T. Massie, Thomas H. Massie and Richard K. Dickson II.

         [  ]  FOR all Nominees              [  ]  WITHHOLD                   [  ]  WITHHOLD those whose
                                                  all Nominees                      names are lined out above


2.       Proposal to change the name of the Company to Outdoor Channel Holdings,
         Inc.:

         [  ]  FOR                           [  ] AGAINST                    [  ]  ABSTAIN


3. In their discretion to vote upon such other matter or matters which may properly come before the meeting, or any adjournment or adjournments thereof.

         [  ]  FOR                           [  ] AGAINST                    [  ]  ABSTAIN


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ALL PROPOSALS AS LISTED ABOVE AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


DATED: _____________________________, 2003


                          ________________________________  ____________________
____________________      Signature                         Type or Print Name
Number of Shares of
Common Stock owned

                          ________________________________  ____________________
                          Second Signature if Necessary     Type or Print Name


________________________________________________________________________________
                                     Address

THIS PROXY SHOULD BE DATED AND SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO GLOBAL'S CORPORATE HEADQUARTERS LISTED ABOVE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH PERSONS SHOULD SIGN.